EXHIBIT 99.1

PRESBIA ANNOUNCES EXTENSION OF RIGHTS OFFERING

DUBLIN, Ireland—(February 22, 2017)—Presbia PLC (NASDAQ: LENS), an ophthalmic device company and leader in near-vision restoration, today announced that it has extended the shareholder rights offering for up to 4,500,000 of its ordinary shares from the previous expiration date of February 23, 2017, until 5:00 p.m., Eastern Time, on Wednesday, March 8, 2017. Shareholders desiring to exercise their rights must submit their subscription documents before the new expiration date of 5:00 p.m. Eastern Time, on Wednesday, March 8, 2017.

The purpose of the extension of the subscription period is to afford Presbia shareholders sufficient time to participate in the rights offering if they wish to do so. The Company believes that some shareholders who hold their shares through brokerage accounts, or other “street name” accounts may have only recently received notification from their broker of the availability of their rights.

A prospectus and related offering materials were mailed to persons who directly hold Presbia common stock “record holders” and are entitled to at least one right. Alternatively, persons who hold their shares through a broker or other firm should have received information concerning the rights offering from their broker and must contact their broker to exercise their basic subscription or oversubscription rights prior to the extended offering expiration date of 5:00 p.m., Eastern Time, on Wednesday, March 8, 2017.

Under the rights offering, Presbia distributed, at no charge, 0.335297256 subscription rights for each ordinary share owned at 5:00 PM Eastern Time on February 6, 2017, the record date for this rights offering. Under the rights offering, Presbia plans to offer up to 4,500,000 ordinary shares. No fractional shares will be issued. The subscription price per whole share is $3.00. Holders who exercise their subscription rights in full will be entitled, if available, to subscribe for additional ordinary shares that are not purchased by other shareholders.

A registration statement relating to the securities has been filed with the Securities and Exchange Commission and was declared effective by the Securities and Exchange Commission on January 26, 2017. The registration statement is available on the SEC’s web site at http://www.sec.gov. The rights offering is being made only by means of a written prospectus forming part of the effective registration statement. Copies of the written prospectus for the rights offering may be obtained, when available, by contacting Georgeson LLC, the information agent, at (866) 628-6024.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the shares, nor shall there be any sale of these securities in any state in which such offering, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any state or jurisdiction. The rights offering will be made only by means of a prospectus, copies of which have been mailed to eligible record date stockholders. Investors should consider the Company’s objectives and risks carefully before investing.

Forward-Looking Statements

This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to anticipated dates for the rights offering and anticipated uses of proceeds from rights offering. Information provided and statements contained in this press release that are not purely historical are forward-looking statements. Such forward-looking statements only speak as of the date of this press release and Presbia assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties, including, but not limited to, the factors listed under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q, as well as the Registration Statement on Form S-1, declared effective by the Securities and Exchange Commission on January 26, 2017. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although Presbia believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, Presbia also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

About Presbia

Presbia PLC (NASDAQ:LENS) is an ophthalmic device company that has developed and is currently marketing the presbyopia-correcting Presbia Flexivue Microlens™, a miniature lens that is implanted in a corneal pocket created by a femtosecond laser. The Presbia Flexivue Microlens™ has received a CE mark for the European Economic Area, allowing the lens to be marketed in over 30 countries across Europe. A staged pivotal U.S. clinical trial for the Presbia Flexivue Microlens™ commenced in 2014.

Presbia PLC

Jarett Fenton, 949-502-7036

jfenton@presbia.com